EXHIBIT 4.1

BECKMAN COULTER, INC., as Company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

2.50% Senior Convertible Notes due 2036

Second Supplemental Indenture

Dated as of December 15, 2006

to

Senior Indenture dated as of April 25, 2001

TABLE OF CONTENTS

PAGE
ARTICLE 1
CERTAIN DEFINITIONS

Section 1.01. Definitions	2
Section 1.02. Additional Defined Terms	8
Section 1.03. Conflicts with Base Indenture	9

ARTICLE 2
THE NOTES

Section 2.01. Designation and Amount	9
Section 2.02. Interest; Additional Interest; Contingent Interest	9
Section 2.03. Restricted Global Notes	11
Section 2.04. Legend; Additional Transfer and Exchange Requirements	12

ARTICLE 3
COVENANTS

Section 3.01. Company May Consolidate, Etc., Only on Certain Terms	14
Section 3.02. Resale of the Notes	14
Section 3.03. Maintenance of Office or Agency	14
Section 3.04. Reports by the Company	14

ARTICLE 4
CONVERSION OF NOTES

Section 4.01. Conversion Privilege.	15
Section 4.02. Conversion Procedure.	18
Section 4.03. Adjustment of Conversion Rate	22
Section 4.04. Shares To Be Fully Paid	31
Section 4.05. Effect of Reclassification, Consolidation, Merger or Sale	31
Section 4.06. Certain Covenants.	33
Section 4.07. Responsibility of Trustee	34
Section 4.08. Notice to Holders Prior to Certain Actions	34
Section 4.09. Shareholder Rights Plans	35

ARTICLE 5
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 5.01. Repurchase at Option of Holders on Specified Dates	35
Section 5.02. Repurchase at Option of Holders Upon a Designated Event	36
Section 5.03. Required Notes and Procedures.	36

i

ARTICLE 6
OPTIONAL REDEMPTION

Section 6.01. Right To Redeem	40
Section 6.02. Selection of Notes To Be Redeemed	40
Section 6.03. Notice of Redemption	40

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01. Events of Default	41
Section 7.02. Proceedings by Holders	44
Section 7.03. Direction of Proceedings and Waiver of Defaults by Majority of Holders	45
Section 7.04. Notice of Defaults	45
Section 7.05. Statement by Officers as to Default	46

ARTICLE 8
SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures without the Consent of Holders	46
Section 8.02. Supplemental Indentures with the Consent of Holders	47

ARTICLE 9
TAX TREATMENT

Section 9.01. Tax Treatment	48
Section 9.02. Comparable Yield And Projected Payment Schedule.	48

ARTICLE 10
MISCELLANEOUS

Section 10.01. Governing Law	49
Section 10.02. Confirmation of Indenture	49

Schedule A	Make-Whole Table
Exhibit A	Form of Note
Exhibit B	Form of Assignment and Transfer

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of December 15, 2006 (“Supplemental Indenture”), to the Indenture dated as of April 25, 2001 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and among BECKMAN COULTER, INC. (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Notes (as defined herein):

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Trustee was appointed as successor trustee under the Base Indenture pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of December 1, 2006, among the Company, Citibank, N.A. and the Trustee;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 2.50% Convertible Notes due 2036 (the “Notes”), on the terms set forth herein;

WHEREAS, Article IX of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done;

NOW, THEREFORE:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.01. Definitions. The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture, the terms defined herein shall govern with respect to the Notes.

“Additional Interest” means all Additional Interest as defined in the Registration Rights Agreement.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” means, with respect to the Common Stock or any other security for which a Closing Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which it is traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Closing Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In absence of such quotation, the Closing Price shall be the average of the mid-point of the last bid and asked prices for the Common Stock or such other security on the relevant date from each of at least three (3) nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Closing Price shall be determined without reference to extended or after hours trading. Any such determination by the Company will be conclusive absent manifest error.

“Code” means the Internal Revenue Code of 1983, as amended.

“Common Stock” means, subject to Section 4.05, shares of common stock of the Company, par value $0.10 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means Beckman Coulter, Inc., a Delaware corporation, and subject to the provisions of Article VIII of the Base Indenture, shall include its successors and assigns and, to the extent the obligations hereunder shall be of more than one entity pursuant to Section 4.05, shall include each of such entities.

“Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.

“Corporate Trust Office” or other similar term means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Supplemental Indenture is dated, located at 707 Wilshire Blvd, 17th Floor, Corporate Trust Dept., Los Angeles, CA 90017.

“Custodian” means Wells Fargo Bank, National Association, as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.

“Daily Conversion Value” means, for each of the twenty (20) consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (1) the applicable Conversion Rate and (2) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 4.05) on such day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.

“Daily Settlement Amount,” for each of the twenty (20) Trading Days during the Observation Period, shall consist of:

(1)	cash equal to the lesser of $50 and the Daily Conversion Value relating to such day; and

(2)	to the extent such Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $50, divided by (B) the Daily VWAP of the Common Stock for such day.

“Daily VWAP” of the Common Stock means, for each of the twenty (20) consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page BEC <equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day

(or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors determines in good faith using a volume-weighted method). Daily VWAP of the Reference Property shall have a comparable meaning, mutatis mutandis.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Event” means the occurrence of either a Fundamental Change or a Termination of Trading.

“Dividend Threshold Amount” means $0.15 per fiscal quarter, appropriately adjusted from time to time to take into account the occurrence, on or before the date of determination, of any event that would require an adjustment to the Conversion Rate, as set forth in Section 4.03, and to account for any change in the frequency or timing of payment of the Company’s regular dividend.

“Event of Default” means, with respect to the Notes, any event specified in Section 7.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

“Ex-Dividend Date” means, (1) with respect to Section 4.01(b), the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer, and (2) in all other cases, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

“Fundamental Change” means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% shares of common stock, or depositary receipts representing such shares, that are:

(1)	listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or

(2)	approved, or immediately after the transaction or event will be approved, for quotation on a United States system of automated dissemination of quotations of securities prices similar to the NASDAQ National Market prior to its designation as a national securities exchange.

“Global Notes” means Notes that are Global Securities (as defined in the Base Indenture).

“Market Disruption Event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, any such suspension or limitation occurs or exists at any time prior to 1:00 p.m. (New York City time) on such day.

“Observation Period” with respect to any Note means the twenty (20) consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date in respect of such Note.

“Outstanding” or “outstanding” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)	Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)	Notes for whose payment or redemption the necessary amount of money or money’s worth has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	Notes as to which Defeasance has been effected pursuant to Section 1302 of the Base Indenture;

(4)	Notes which have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

(5)	Notes converted pursuant to Article 4 hereof;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor, whether of record or beneficially, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Portal Market” means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to the Indenture.

“Registration Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to the Indenture.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 15, 2006, among the Company and the Initial Purchasers.

“Restricted Global Note” means a Global Note that is a Restricted Security.

“Restricted Security” means a Security required to bear the Legend.

“Rights Plan” means that certain Stockholder Protection Rights Agreement dated February 4, 1999 between the Company and First Chicago Trust Company of New York, as rights agent, as amended or replaced from time to time.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Significant Subsidiary” means such Subsidiary of the Company as meets the definition of “significant subsidiary” in Rule 1-02 of Regulation S-X promulgated by the Commission as in effect on the original date of issuance of the Notes.

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which the Conversion Rate shall be increased as set forth in Section 4.01(d) hereof, which shall be equal to (1) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (2) in all other cases, the average of the Closing Prices of the Common Stock over the five (5) consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

“Subsidiary” of the Company means (1) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (2) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

“Termination of Trading” means the occurrence of the Common Stock not being listed for trading on a U.S. national securities exchange.

“Trading Day” means a day during which (1) trading in the Common Stock generally occurs, (2) there is no Market Disruption Event and (3) a Closing Price for the Common Stock (other than a Closing Price referred to in the next to last sentence of such definition) is available for such day; provided that if the Common Stock is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Closing Price (excluding the next to last sentence of that definition), Trading Date shall mean any Business Day.

“Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three (3) independent nationally recognized securities dealers selected by the Company (which may include any or all of the Initial Purchasers); provided that if three (3) such bids cannot reasonably be obtained by the Trustee, but two (2) such bids are obtained, then the average of the two (2) bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be equal to the product of the Closing Price of the Common Stock (as provided to the Trustee by the Company) and the Conversion Rate; provided, however, that for purposes of determining the “Trading Price” as used in Section 2.02(c) only, if the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price of per $1,000 principal amount of Notes will be deemed to equal the product of (1) the Conversion Rate on such determination date and (2) the average Closing Sale Price of a share of Common Stock over the five (5) Trading-Day period ending on such determination date. Any such determination by the Trustee will be conclusive absent manifest error.

Section 1.02. Additional Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Shares	4.01(e)
Adjustment Determination Date	4.03(j)
Adjustment Event	4.03(j)
Base Indenture	Preamble
Contingent Interest	2.02(c)
Company Notice	5.03(b)
Conversion Agent	3.03
Conversion Date	4.02(c)
Conversion Obligation	4.01(a)
Conversion Rate	4.01(a)
Distributed Property	4.03(c)
Effective Date	4.01(e)(ii)
Expiration Time	5.03(b)(viii)
Designated Event Repurchase Date	5.02
Designated Event Repurchase Price	5.02
Indenture	Preamble
Initial Purchasers	2.03
Interest Payment Date	2.02(a)
Legend	2.04(a)
Measurement Period	4.01(a)(i)
Merger Event	4.05
Notes	Recitals
Notice of Conversion	4.02(c)
Paying Agent	3.03
Period	7.01(k)
Purchase Agreement	2.03
Purchase Price	5.01
QIBs or QIB	2.03
Record Date	4.03(f)

Term	Section
Redemption Price	6.01
Reference Property	4.05(b)
Regular Record Date	2.02(a)
Reporting Interest	7.01(k)
Repurchase Notice	5.03(a)(i)
Specified Purchase Date	5.01
Spin-Off	4.03(c)
Supplemental Indenture	Preamble
Trigger Event	4.03(c)
Trustee	Preamble

Section 1.03. Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

ARTICLE 2

THE NOTES

Section 2.01. Designation and Amount. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements. The Notes shall be initially limited to an aggregate principal amount of $600,000,000. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “2.50% Senior Convertible Notes due 2036”. The Notes shall be in the form of Exhibit A hereto.

The Stated Maturity of the Notes will be December 15, 2036 unless earlier converted, redeemed or repurchased. The Notes shall be payable and may be presented for payment, purchase, redemption, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in Minneapolis, Minnesota, which shall initially be the office or agency of the Trustee.

Section 2.02. Interest; Additional Interest; Contingent Interest. (a) The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest on, each of the Notes and if applicable, payment of the Conversion Obligation and Additional Shares, at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of accrued and unpaid interest on the Notes due on any Interest Payment Date (defined below) may be paid by mailing checks for the amount payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Holder with an aggregate principal amount in excess of $1,000,000, at the application of such Holder in writing to the Trustee or the Paying Agent not later than the relevant record date, accrued and unpaid interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Interest shall be computed on the basis of a 360 day year composed of twelve 30 day months. Interest will accrue from the date of initial issuance, or from the most recent Interest Payment Date to which interest has been paid and be payable semiannually in arrears on each June 15 and December 15 (each, an “Interest Payment Date”), commencing on June 15, 2007, to Holders of record on the preceding June 1 and December 1 (each, a “Regular Record Date”).

(b) If required by the Registration Rights Agreement, each Note shall pay Additional Interest in the manner and to the Persons set forth in the Registration Rights Agreement. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

(c) (i) Beginning with the six-month interest period commencing December 15, 2012, the Company will pay contingent interest (“Contingent Interest”) during any six-month interest period if the Trading Price of the Notes for each of the five (5) Trading Days ending on the Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Notes. During any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Notes shall equal the greater of (1) 0.2795% and (2) 0.25% of the average Trading Price of $1,000 principal amount of Notes during the five (5) Trading Days immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid. The Trustee’s sole responsibility pursuant to Section 2.02(c)(i) hereof shall be to obtain the Trading Price of the Notes for each of the five (5) Trading Days immediately preceding the first day of the applicable six-month interest period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent

Interest, and if so, provide notice pursuant to Section 2.02(c)(iii). Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (x) determining whether the Company must pay Contingent Interest or (y) determining the amount of Contingent Interest, if any, payable by the Company.

(ii) Contingent Interest for any six-month interest period shall be paid on the applicable interest payment date to the Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the corresponding Regular Record Date. Contingent Interest due under this Section 2.02 shall be treated for all purposes of this Indenture like any other interest accruing on the Notes.

(iii) On or before the first Business Day of a six-month interest period during which contingent interest will be paid, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News stating that contingent interest will be paid on the Notes and identifying the six-month interest period.

(d) Whenever in this Supplemental Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in the Registration Rights Agreement and Reporting Interest and Contingent Interest provided for herein to the extent that, in such context, Additional Interest, Reporting Interest or Contingent Interest is, was or would be payable in respect thereof pursuant to the provisions thereof or hereof, as the case may be, and express mention of the payment of Additional Interest, Reporting Interest or Contingent Interest in any provisions hereof shall not be construed as excluding Additional Interest, Reporting Interest or Contingent Interest in those provisions hereof where such express mention is not made.

Section 2.03. Restricted Global Notes. The Notes are being sold by the Company pursuant to a Purchase Agreement dated December 11, 2006 (the “Purchase Agreement”) between the Company and the several purchasers named in Schedule I thereto (collectively, the “Initial Purchasers”), in transactions exempt from, or not subject to, the registration requirements of the Securities Act. All of the Notes are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Notes, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as Custodian, and registered in the name of DTC’s nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Base Indenture.

Section 2.04. Legend; Additional Transfer and Exchange Requirements. (a) If Notes are issued upon the transfer, exchange or replacement of Notes subject to restrictions on transfer and bearing the legends set forth in Exhibit A hereto (collectively, the “Legend”), or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Security Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Security Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Note pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Security Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon Company Order as provided in Section 303 of the Base Indenture, shall authenticate and deliver a Note that does not bear the Legend. If the Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b) Subject to Section 2.04(c), every Note shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Note is presented or surrendered for registration of transfer or in exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Security Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c) The restrictions imposed by the Legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Security Registrar in accordance with the provisions of Section 305 of the Base Indenture and this Section 2.04 (accompanied, if such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel reasonably acceptable to the Company and the Security Registrar and addressed to the Company and the Security Registrar, to the effect that the transfer of such Note has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Notes under the Securities Act. The Trustee or the Security Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.

As used in Section 2.04(b) and Section 2.04(c), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

(d) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any certificate representing any Note shall bear a legend in substantially the form set forth in Exhibit A hereto, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.

(e) Any Global Note may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

ARTICLE 3

COVENANTS

Section 3.01. Company May Consolidate, Etc., Only on Certain Terms. Section 801 of the Base Indenture is hereby amended with respect to the Notes by replacing the portion of the first paragraph immediately preceding clause (1) thereof with the following:

“The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person (other than conveyances, transfers or leases to a wholly owned Subsidiary of the Company) unless:”

Section 3.02. Resale of the Notes. During the period of two (2) years after the last original issuance of the Notes the Company shall not, and shall not permit any of its Affiliates to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

Section 3.03. Maintenance of Office or Agency. In accordance with Section 1002 of the Base Indenture, the Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemptions or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Los Angeles, California.

Section 3.04. Reports by the Company. Section 704 of the Base Indenture is hereby amended with respect to the Notes by replacing the first sentence thereof with the following:

“The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act, provided that any such information, documents or reports required to be filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed by the Company with the Commission.”

ARTICLE 4

CONVERSION OF NOTES

Section 4.01. Conversion Privilege.

(a) Subject to the conditions described in clauses (i), (ii), (iii) and (iv) below, and upon compliance with the provisions of this Article 4, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Note at any time prior to the close of business on the scheduled Trading Day immediately preceding December 15, 2013 at a rate (the “Conversion Rate”) of 13.4748 shares of Common Stock (subject to adjustment by the Company as provided in Section 4.03) per $1,000 principal amount Note (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after December 15, 2013, regardless of the conditions described in clauses (i), (ii), (iii) and (iv) below, and upon compliance with the provisions of this Article 4, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Note at any time prior to the close of business on the scheduled Trading Day immediately preceding the Stated Maturity.

(i) The Notes shall be convertible prior to December 15, 2013, during the five (5) Business Day period immediately after any ten (10) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Closing Price of the Common Stock on such date and the Conversion Rate on such date, all as determined by the Trustee. The Trustee shall have no obligation to determine the Trading Price of the Notes unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Closing Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of (1) the then-applicable Conversion Rate of the Notes and (2) the Closing Price on such date. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of (x) the then-applicable Conversion Rate of the Notes and (y) the Closing Price on such date, the Company shall so notify the Holders.

(ii) The Notes shall be convertible prior to December 15, 2013, during any calendar quarter after the calendar quarter ending December 31,

2006, if the Closing Price of the Common Stock for twenty (20) or more consecutive Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

(iii) The Notes shall be convertible prior to December 15, 2013 as provided in Section 4.01(b), Section 4.01(c) and Section 4.01(d).

(iv) The Notes shall be convertible prior to December 15, 2013, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, if the Company has called a Note for redemption pursuant to Article 6 hereof.

(b) If the Company elects to:

(i) distribute to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within sixty (60) days after the record date for such distribution, Common Stock at a price less than the average of the Closing Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the first public announcement of such distribution; or

(ii) distribute to all or substantially all holders of Common Stock, cash, debt securities or other assets of the Company excluding dividends or distributions pursuant to Section 4.03(d) and cash dividends not in excess of the Dividend Threshold Amount per share of Common Stock per fiscal quarter, which distribution has a per share value (as determined by the Board of Directors) exceeding 15% of the average of Closing Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the first public announcement of such distribution, then, in either case, Holders may surrender the Notes for conversion at any time on and after the date that the Company provides notice to Holders referred to in the next sentence until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the twenty-fifth (25th) scheduled Trading Day prior to the Ex-Dividend Date for such distribution. Holders may not exercise this right if such Holder participates in the distribution without conversion.

(c) If the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the Holders shall have the right to convert Notes at any time beginning fifteen (15) scheduled Trading Days prior to the date announced by the Company as the anticipated effective date of the transaction and ending on the fifteenth (15th) scheduled Trading Day following the effective date of such transaction; provided such transaction does not otherwise constitute a Designated Event to which the provisions of Section 4.01(d) shall apply. The Company will notify Holders at least twenty-five (25) scheduled Trading Days prior to the anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders.

(d) If the Company is a party to any transaction or event that constitutes a Fundamental Change, a Holder may surrender Notes for conversion at any time on or after the thirtieth (30th) scheduled Trading Day prior to the anticipated effective date of such transaction or event until the related Designated Event Repurchase Date and, upon such surrender, the Holder shall be entitled to the increase in the Conversion Rate, if any, specified in Section 4.01(e). The Company shall give notice in writing to all record Holders and the Trustee of the Designated Event no later than thirty (30) scheduled Trading Days prior to the anticipated effective date of the Fundamental Change.

(e) (i) If a Holder elects to convert Notes in connection with a Fundamental Change that occurs prior to December 15, 2013, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that no increase will be made in the case of Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of capital stock listed on a U.S. national securities exchange or approved for quotation on a Unites States system of automated dissemination of quotations of securities prices similar to the NASDAQ National Market prior to its designation as a U.S. national securities exchange or another established automated over-the-counter trading market in the United States (or that will be so listed or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible solely into such common stock. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 4.02(b) below. For purposes of this Section 4.01(e), a conversion shall be deemed to be “in connection” with a Fundamental Change to the extent that such conversion is effected during the time period specified in Section 4.01(d) (regardless of whether the provisions of clause (a)(i), (a)(ii), (b) or (c) of this Section 4.01 shall apply to such conversion).

(ii) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $200.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $59.37 per share (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 16.8435 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 4.03).

(iii) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

Section 4.02. Conversion Procedure.

(a) Subject to Section 4.02(b), the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering, on the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the twenty (20) Trading Days during the related Observation Period; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to clause (k) below. The Daily Settlement Amounts shall be determined by the Company promptly following the last day of the Observation Period.

(b) Notwithstanding Section 4.02(a), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 4.01(e) pursuant to this clause (b).

(i) If the last day of the applicable Observation Period related to Notes surrendered for conversion is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Company will satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in Section 4.02(b) by delivering the cash and shares of Common Stock (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(e)) on the third Trading Day immediately following the last day of the applicable Observation Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company will deliver the increase in such amount of cash and Reference Property in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to Holders, the Company will pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company will deliver such increase by delivering Reference Property based on such increased number of shares.

(ii) If the last day of the applicable Observation Period related to Notes surrendered for conversion is on or following the third scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in Section 4.01(b) (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 4.01(e) above) on the later to occur of (1) the Effective Date of the Fundamental Change and (2) the third Trading Day immediately following the last day of the applicable Observation Period.

(c) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(i), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 4.02(c).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Repurchase Notice and not validly withdrawn such Repurchase Notice in accordance with the applicable provisions of Section 5.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 4.02(a), except to the extent specified in Section 4.02(b). The Company shall make such delivery by paying the cash amount owed to the Conversion Agent or to the Holder of the Note surrendered for conversion, or such Holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

(e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(f) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the

Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g) Except as provided in Section 4.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

(h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i) Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to the Conversion Date. As a result, accrued and unpaid interest to the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a Regular Record date, Holders of such Notes as of the close of business on the Regular Record date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Designated Event Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Note. Except as described above, no payment or adjustment will be made for accrued interest on converted Notes.

(j) The Person in whose name the certificate for any shares of Common Stock issued upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder.

(k) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock on the last day of the applicable Observation Period.

Section 4.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall issue shares of Common Stock as a dividend or distribution to holders of all or substantially all of the outstanding Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 x	OS1
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be;

OS1	=	the number of shares of Common Stock outstanding immediately after the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 4.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 x	OS0+ X
OS0+ Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such event;

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, warrants or convertible securities divided by the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Ex-Dividend Date relating to such distribution.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If such rights, warrants or convertible securities are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed. To the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 4.03(a)), evidences of its indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by Section 4.03(b) or Section 4.03(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 4.03(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 x	SP0
SP0 – FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Ex-Dividend Date relating to such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date relating to such distribution.

Such adjustment shall become effective immediately prior to 4:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.

With respect to an adjustment pursuant to this Section 4.03(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the Record Date fixed for the determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR1=CR0 x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to such distribution;

CR1	=	the Conversion Rate in effect immediately after such distribution;

FMV0	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Closing Prices of Common Stock over the first ten (10) consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth (10th) Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten (10) Trading Days following the effective date of any Spin-Off, references within this paragraph (c) to ten (10) days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Spin-Off and the conversion date in determining the applicable Conversion Rate.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.03 (and no adjustment to the Conversion Rate under this Section 4.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.03(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.03 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 4.03(c), Section 4.03(a) and Section 4.03(b), any dividend or distribution to which this Section 4.03(c) is applicable that also includes shares of Common Stock to which Section 4.03(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.03(a) or Section 4.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 4.03(b) applies (and any Conversion Rate adjustment required by this Section 4.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 4.03(a) and Section 4.03(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the Record Date” and “the date fixed for such determination” within the meaning of Section 4.03(a) and Section 4.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 4.03(a).

(d) In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock (but only if such dividends and distributions, combined with all other dividends and distributions to all or substantially all holders of the Common Stock made within such fiscal quarter exceed the Dividend Threshold Amount), the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 x	SP0 – C0
SP0 – C1

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution;

C0	=	the Dividend Threshold Amount; and

C1	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after the close of business on the Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Whenever the Conversion Rate is adjusted hereunder or under the Notes, the Dividend Threshold Amount shall be increased or decreased by multiplying the Dividend Threshold Amount at such time by a fraction, the numerator of which is the Conversion Rate prior to such adjustment and the denominator of which is the Conversion Rate following such adjustment. For the avoidance of doubt, the Conversion Rate may be increased or decreased pursuant to the application of this Section 4.03(d).

For the avoidance of doubt, for purposes of this Section 4.03(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.03(d), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR1=CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where

CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP1	=	the average of the Closing Prices of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires,

such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the Conversion Rate will be made if the application of the foregoing formulae would result in a decrease in the Conversion Rate.

(f) For purposes of this Section 4.03 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 4.03, and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the

Holder of each Note at his last address appearing on the Security Register provided for in Section 305 of the Base Indenture a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) All calculations and other determinations under this Article 4 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 4.03, and no adjustment shall be made for a change in par value of the Common stock of for accrued and unpaid interest, including Additional Interest, Reporting Interest and Contingent Interest, if any. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (1) within one year of the first such adjustment carried forward, (2) upon a Designated Event, (3) upon any call of the Notes for redemption, and (4) upon maturity.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at his last address appearing on the Security Register provided for in Section 305 of the Base Indenture, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) In any case in which this Section 4.03 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 4.03(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 4.03(b), or (4) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 4.03(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 4.03. For purposes of this Section 4.03(j), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k) For purposes of this Section 4.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) For the avoidance of doubt, if a Holder converts Notes prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the Holder will not be entitled to an increased Conversion Rate in connection with such conversion.

(m) The Company will not be required to make any adjustment to the Conversion Rate pursuant to this Section 4.03 if Holders participate, as a result of holding the Notes, in any transaction that would otherwise trigger such adjustment.

Section 4.04. Shares To Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 4.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in either case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 901 of the Base Indenture providing for the conversion and settlement of the Notes as set forth in this Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 5 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.05, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

(b) Notwithstanding the provisions of Section 4.02(a) and Section 4.02(b), and subject to the provisions of Section 4.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such Note by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Holder will be entitled thereafter to convert its Notes into cash (up to the aggregate principal amount thereof) and the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of

Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 4.02(b). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes in accordance with the provisions of Article 4 hereof prior to the effective date.

(c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Security Register provided for in this Indenture, within twenty (20) days after execution thereof Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 4.06. Certain Covenants.

(a) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.

Section 4.07. Responsibility of Trustee. Notwithstanding any provision of this Indenture to the contrary, the Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 4.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 4.08. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.03; or

(b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Security Register, provided for in Section 305 of the Base Indenture, as promptly as possible but in any event at least twenty (20) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 4.09. Shareholder Rights Plans. Upon conversion of the Notes, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, the associated rights issued under the Rights Plan or under any future shareholder rights plan the Company adopts unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If the Holders receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Article 4 shall be made in connection with such shareholder rights plans. If, prior to conversion of a Note, such rights have separated from the Common Stock, then the provisions of Section 4.03(c) shall apply.

ARTICLE 5

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 5.01. Repurchase at Option of Holders on Specified Dates. On each of December 15, 2013, 2016, 2021, 2026 and 2031, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Specified Purchase Date”) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Specified Purchase Date (the “Purchase Price”).

Section 5.02. Repurchase at Option of Holders Upon a Designated Event. If a Designated Event occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Designated Event Repurchase Date”) specified by the Company that is not less than twenty (20) and not more than thirty five (35) Business Days after the date of the Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Designated Event Repurchase Date (unless the Designated Event Repurchase Date is between a Regular Record Date and the corresponding Interest Payment Date) (the “Designated Event Repurchase Price”).

Section 5.03. Required Notes and Procedures.

(a) Repurchases of Notes under Sections 5.01 or 5.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Specified Purchase Date or Designated Event Repurchase Date, as the case may be; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided that such Purchase Price shall be so paid pursuant to this Article 5 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or a multiple thereof, and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Article 5 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 5.03(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) On a date not less than twenty (20) Business Days prior to each Specified Purchase Date and on or before the tenth (10th) Business Day after the Effective Date of any Designated Event, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Company Notice”) of the occurrence of such Specified Purchase Date or Designated Event, as the case may be, and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Company Notice, the Company shall issue a press release containing the information on a nationally-recognized newswire or publish the information on the Company’s website or through such other public medium as the Company may use at such time.

Each Company Notice shall specify:

(i) if applicable, the events causing the Designated Event and whether such Designated Event also constituted a Fundamental Change;

(ii) if applicable, the date of the Designated Event;

(iii) the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, and the last date on which a Holder may exercise the repurchase right;

(iv) the Purchase Price or Designated Event Repurchase Price, as applicable;

(v) the name and address of the Paying Agent and the Conversion Agent;

(vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(vii) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of the Indenture;

(viii) that the Holder must exercise the repurchase right on or prior to the close of business on the Specified Purchase Date or Designated Event Repurchase Date, as the case may be (the “Expiration Time”);

(ix) that the Holder shall have the right to withdraw any Notes surrendered prior to the Expiration Time; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Article 5.

(c) A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Company Notice at any time prior to the close of business on the Business Day prior to the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, specifying:

(i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Designated Event Repurchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

(d) On or prior to 11:00 a.m. (New York City time) on the Business Day following the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money sufficient to repurchase on the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, all of the Notes to be repurchased on such date at the Purchase Price or Designated Event Repurchase Price, as the case may be. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Expiration Time will be made promptly after the later of (x) the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Purchase Price or Designated Event Repurchase Price, as the case may be, in Sections 5.01 or 5.02), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 5.01 or 5.02 hereof by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Purchaser Price or Designated Event Repurchase Price, as the case may be.

(e) If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase on the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, all the Notes or portions thereof that are to be purchased as of the Business Day following the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, then on and after the Specified Purchase Date or Designated Event Repurchase Date, as the case may be (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the Holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Purchase Price or Designated Event Repurchase Price, as applicable, upon delivery of the Notes.

ARTICLE 6

OPTIONAL REDEMPTION

Section 6.01. Right To Redeem. Prior to December 20, 2013, the Notes will not be redeemable at the Company’s option. Beginning on December 20, 2013, the Company, at its option, may redeem the Securities in accordance with this Article 6 and Article XI of the Base Indenture for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus any accrued and unpaid interest, on those Notes to, but excluding, the Redemption Date (the “Redemption Price”).

In the event that the Company elects to redeem the Notes on a date that is on or after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest, to the same Holder to whom the Company pays the principal of such Note regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding such Redemption Date and, if the Holder to whom the Company pays the principal, interest, was not the registered Holder on the Regular Record Date, such payment shall be in lieu of payment to the registered Holder on such Regular Record Date.

If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order at least thirty (30) calendar days and no more than sixty (60) calendar days before the Redemption Date.

Section 6.02. Selection of Notes To Be Redeemed. The provisions of Section 1103 of the Base Indenture shall govern the selection of Notes to be redeemed by the Trustee; provided however, that if less than all of the Notes are to be redeemed, the Trustee shall make the selection from the Notes then Outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis.

Section 6.03. Notice of Redemption. The provisions of Section 1104 of the Base Indenture shall govern notices of redemption; provided, however, that in addition to the information specified by Section 1104 of the Base Indenture, such notices shall also state:

(1) the Conversion Rate;

(2) the name and address of the Paying Agent and Conversion Agent;

(3) Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the Business Day preceding the Redemption Date;

(4) that Holders who want to convert their Notes must satisfy the requirements set forth in Article 4; and

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. Sections 501 and 502 of the Base Indenture shall not be applicable to the Notes. The following events shall be Events of Default with respect to the Notes:

(a) default in any payment of interest, on any Note when due and payable and the default continues for a period of thirty (30) days;

(b) default in the payment of principal of any Note when due and payable on the Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into cash or a combination of cash and Common Stock, as applicable, upon exercise of a Holder’s conversion right;

(d) failure by the Company to comply with its obligations under Article VIII of the Base Indenture, as amended by Section 3.01 hereof;

(e) failure by the Company to issue a Company Notice in accordance with Section 5.03(b) when due;

(f) failure by the Company for sixty (60) days to comply with any of its other agreements (other than a covenant or warranty or default in whose performance or whose breach is elsewhere in this Section specifically provided for) contained in the Notes or the Indenture after written notice of such default from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company;

(g) default by the Company or any Subsidiary of the Company in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $50 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within thirty (30) days after written notice of such acceleration has been received by the Company or such Subsidiary;

(h) any final and non-appealable judgment or judgments for the payment of money (net of any amount covered by insurance) in an aggregate amount in excess of $50 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any majority-owned subsidiary and that shall not be waived, satisfied or discharged for any period of sixty (60) consecutive days during which a stay of enforcement shall not be in effect;

(i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days.

In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.01(i) or Section 7.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(i) or Section 7.01(j) occurs and is continuing with respect to the Company, the principal of all the Notes and accrued and unpaid interest shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the

Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 607 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to 7.02, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee in writing, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto.

(k) Notwithstanding the foregoing, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 3.04 of this Supplemental Indenture, Section 704 of the Base Indenture or Section 314(a)(1) of the Trust Indenture Act, will for the first sixty (60) days after the occurrence of such an Event of Default (the “Period”) consist exclusively of the right to receive additional interest (the “Reporting Interest”) accruing on the Notes at a rate equal to 0.25% of the principal amount of the Notes for this Period, which Reporting Interest will stop accruing if such Event of Default is cured prior to the end of the Period. The Reporting Interest will be in addition to any Additional Interest that may accrue pursuant to Section 2.02(b). Such Reporting Interest will be payable in the same manner as Additional Interest pursuant to Section 2.02(b). The Reporting Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations in the Indenture first occurs to, but not including, the sixtieth (60th) day thereafter. On the sixtieth (60th) day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such sixtieth (60th) day), the Reporting Interest will cease to accrue and the Notes will be subject to acceleration as provided above. The foregoing provisions in this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Reporting Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in the immediately preceding paragraph.

(l) In order to elect to pay the Reporting Interest as the sole remedy during the first sixty (60) days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of Notes and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default occurs.

(m) In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.02. Proceedings by Holders. Section 507 of the Base Indenture shall not be applicable to the Notes. No Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Notes outstanding pursuant toSection 7.03; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided in the Indenture). For the protection and enforcement of this Section 7.02, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment of the principal of and accrued and unpaid interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

Section 7.03. Direction of Proceedings and Waiver of Defaults by Majority of Holders. Sections 512 and 513 of the Base Indenture shall not be applicable to the Notes. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a Default in the payment of and accrued and unpaid interest on, or the principal of, the Notes when due which has not been cured pursuant to the provisions of Section 7.01, (ii) a failure by the Company to deliver cash and, if applicable, shares of Common Stock (and cash in lieu of fractional shares) upon conversion of the Notes, or (iii) a Default in respect of a covenant or provisions hereof which under Article 8 hereof cannot be modified or amended without the consent of each Holder of an outstanding Note affected thereby. Upon any such waiver the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.03, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.04. Notice of Defaults. Section 602 of the Base Indenture shall not be applicable to the Notes. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Security Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of and accrued and unpaid interest on any of the Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

Section 7.05. Statement by Officers as to Default. Section 1005 of the Base Indenture shall not be applicable to the Notes. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2006) an Officer’s Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within thirty (30) days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures without the Consent of Holders. The provisions of Section 901 of the Base Indenture shall not be applicable to the Notes. With respect to the Notes, without the consent of any Holders, the Company, when authorized by a Board Resolution, any Security Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article VIII of the Base Indenture;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) to add guarantees with respect to the Notes;

(e) to secure the Notes;

(f) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(g) to make any change that does not materially adversely affect the rights of any Holder;

(h) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(i) to conform any provision contained in the Indenture to the section of the Offering Memorandum, dated as of December 11, 2006, related to the offering of the Notes, captioned “Description of Notes.”

Section 8.02. Supplemental Indentures with the Consent of Holders. The provisions of Section 901 of the Base Indenture shall not be applicable to the Notes. With respect to the Notes, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Security Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture, or modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) reduce the percentage in aggregate principal amount of Notes the Holders of which must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of interest on any Note;

(c) reduce the principal, or extend the Stated Maturity, of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Purchase Price or Designated Event Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest in respect of any Note;

(g) impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(h) make any change in the provisions of this Article 8 or Article IX of the Base Indenture that require each Holder’s consent or in the waiver provisions in Section 7.01 and Section 7.03.

ARTICLE 9

TAX TREATMENT

Section 9.01. Tax Treatment. The parties hereto hereby agree, and each Holder and any beneficial holder of a Note by its purchase of a Note hereby agrees (in the absence of administrative pronouncement or judicial ruling to the contrary):

(a) to treat the Notes as indebtedness of the Company for all United States federal income tax purposes;

(b) to treat the Notes as debt instruments that are subject to Treasury Regulation section 1.1275-4(b);

(c) to treat the delivery of Common Stock or cash (including cash delivered in lieu of a fractional share) to a Holder of a Note upon conversion of such Note, or upon a repurchase or redemption of such Note by the Company, as a contingent payment (in an amount equal to the sum of the Fair Market Value of such Common Stock and any cash received) under Treasury Regulation section 1.1275-4(b); and

(d) to be bound by the Company’s application of Treasury Regulation section 1.1275-4(b), including the Company’s determination of the comparable yield and the projected payment schedule attached as Annex 1 to this Indenture.

Section 9.02. Comparable Yield And Projected Payment Schedule.

(a) Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Notes:

(i) for United States federal income tax purposes, the Company shall accrue interest with respect to outstanding Notes as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b) using a comparable yield of 5.59%, compounded semiannually, and the projected payment schedule attached as Annex 1 to this Indenture; and

(ii) the Company shall file with the Trustee promptly at the end of each calendar year (A) a written notice specifying the amount of original issue discount for United States federal income tax purposes accrued on outstanding Notes as of the end of such year and (B) such other specific information relating to such original issue discount that the Company determines to be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Governing Law. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 10.02. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the first date written above.

BECKMAN COULTER, INC.

By:	/s/Arnold Pinkston
Name:	Arnold Pinkston
Title:	Senior Vice President and General Counsel

Attest:

By:	/s/ Jack E. Sorokin
Name:	Jack E. Sorokin
Title:	Deputy General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Assistant Vice President

Attest:

By:	/s/ Scott C. Emmons
Name:	Scott C. Emmons
Title:	Vice President

SCHEDULE A

Stock Price

Effective Date	$59.37	$60.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00	$120.00	$140.00	$160.00	$180.00	$200.00
12/11/2006	3.3687	3.2825	2.7023	2.2559	1.9085	1.6354	1.2437	0.9854	0.6790	0.5086	0.3999	0.3234	0.2657
12/15/2007	3.3687	3.2604	2.6478	2.1804	1.8204	1.5406	1.1470	0.8946	0.6062	0.4522	0.3561	0.2889	0.2383
12/15/2008	3.3687	3.1935	2.5492	2.0626	1.6927	1.4096	1.0209	0.7806	0.5190	0.3862	0.3052	0.2487	0.2061
12/15/2009	3.3687	3.1195	2.4349	1.9244	1.5424	1.2558	0.8751	0.6512	0.4234	0.3152	0.2507	0.2056	0.1712
12/15/2010	3.3687	3.0497	2.3091	1.7647	1.3662	1.0752	0.7066	0.5057	0.3208	0.2406	0.1934	0.1599	0.1339
12/15/2011	3.3687	2.9876	2.1632	1.5680	1.1457	0.8504	0.5051	0.3405	0.2127	0.1633	0.1334	0.1112	0.0937
12/15/2012	3.3687	2.9593	1.9862	1.2975	0.8355	0.5412	0.2556	0.1582	0.1051	0.0846	0.0701	0.0589	0.0500
12/15/2013	3.3687	3.1919	1.9098	0.8109	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE OF THIS NOTE IS DECEMBER 15, 2006; AND THE COMPARABLE YIELD FOR THE PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 5.59% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS. HOLDERS OF THIS NOTE MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: VICE PRESIDENT, TAXATION, P.O. BOX 3100, FULLERTON, CA 92834-3100.

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]1

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BECKMAN COULTER, INC., THAT (A) THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO BECKMAN COULTER, INC. OR ANY SUBSIDIARY THEREOF, (II) IN THE UNITED

[1]	Include this Legend on a Global Security only.

Exhibit A-1

STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER, FURNISHES TO WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]2

BECKMAN COULTER, INC.

2.50% Senior Convertible Notes due 2036

$
No.		CUSIP No.:
ISN No.:

Beckman Coulter, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO]3, or registered assigns, the principal sum of $             (             Million Dollars) on December 15, 2036, and to pay interest thereon from December 15, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing June 15, 2007,

[2]	Include this Legend on a Restricted Global Note only.
[3]	Include on a Global Security only.

Exhibit A-2

at the rate of 2.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

Exhibit A-3

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

BECKMAN COULTER, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Exhibit A-4

CERTIFICATE OF AUTHENTICATION

This is one of the series designated herein and referred to in the within-mentioned Indenture.

Dated: December     , 2006

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Attest:

By:
Authorized Signatory

Exhibit A-5

(REVERSE OF NOTE)

BECKMAN COULTER, INC.

2.50 % Note Due 2036

1. Indenture.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under the Senior Indenture dated as of April 25, 2001 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Second Supplemental Indenture dated as of December 15, 2006, the “Indenture”), between the Company and Wells Fargo Bank, National Association (herein called the “Trustee” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $600,000,000.

2. Interest.

BECKMAN COULTER, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above plus [Additional Interest as provided in the Registration Rights Agreement]4[,] Reporting Interest and Contingent Interest, if any. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2006. The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing June 15, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

[4]	Insert in Restricted Security only.

Exhibit A-6

3. Paying Agent and Conversion Agent.

Initially, the Trustee will act as Paying Agent and Conversion Agent. The Company may change any Paying Agent or Conversion Agent without notice to the Holders.

4. Conversion.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, on and after December 15, 2013, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the Trading Day immediately preceding the Stated Maturity, to convert any Notes or portion thereof which is $1,000 or a multiple thereof, into cash and, if applicable, shares of Common Stock, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Conversion, a form of which is attached to the Note, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 13.4748 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

5. Purchase by the Company at the Option of the Holder.

On Specified Dates and upon the occurrence of a Designated Event, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Specified Purchase Date or Designated Event Repurchase Date, as the case may be, at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest, including [Additional Interest][,] Reporting Interest and Contingent Interest, if any, to but excluding the Specified Purchase Date or Designated Event Repurchase Date, as the case may be. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the tenth (10th) day after the occurrence of any Designated Event.

Exhibit A-7

6. Redemption.

The Company may, at its option, redeem the Notes for cash at any time as a whole, or from time to time in part, on or after December 20, 2013, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus any accrued and unpaid interest, including [Additional Interest][,] Reporting Interest and Contingent Interest, if any, on those Notes to, but not including, the Redemption Date.

Notice of redemption pursuant to this Section of this Note will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If cash sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then on such Redemption Date interest, including [Additional Interest][,] Reporting Interest and Contingent Interest, if any, cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

The Notes are not subject to redemption through the operation of any sinking fund.

7. Denominations; Transfer; Exchange.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Exhibit A-8

8. Persons Deemed Owners.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9. Amendment; Supplement; Waiver.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02 of the Supplemental Indenture, without the consent of each Holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

10. Defaults and Remedies.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest on, all Notes, may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

11. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

Exhibit A-9

12. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

13. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

14. Governing Law.

The Indenture and the Notes issued thereby shall be governed by and construed in accordance with the laws of the State of New York.

15. Definitions

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A-10

[FORM OF NOTICE OF CONVERSION]

To: Beckman Coulter, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares, if any, issuable and deliverable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad 15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

Exhibit A-11

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

Exhibit A-12

[FORM OF REPURCHASE NOTICE]

To: Beckman Coulter, Inc.

The undersigned registered owner of this Note acknowledges receipt of a notice from Beckman Coulter, Inc. (the “Company”) as to [a Specified Purchase Date] [the occurrence of a Designated Event] with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, together with accrued and unpaid interest, including [Additional Interest][,] Reporting Interest and Contingent Interest, if any, to, but excluding, such date, to the registered Holder hereof.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below.

Dated:

Signature(s)

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

Exhibit A-13

EXHIBIT B

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                                                                hereby sell(s), assign(s) and transfer(s) unto                                                                                                    (please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                                                                    attorney to transfer the said Note on the books of Beckman Coulter, Inc. (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) of the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision thereto), the undersigned confirms that such Note is being transferred:

☐	To Beckman Coulter, Inc. or a Subsidiary thereof; or

☐	Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act; or

☐	Pursuant to another available exemption from registration under the Securities Act.

Exhibit B-1

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad 15 if Notes to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or
Other Taxpayer Identification Number

Exhibit B-2